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                                                                   Exhibit 23(a)


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Chiquita Brands International, Inc. for the registration of $400,000,000 of debt securities, preferred stock and common stock and to the incorporation by reference therein of our report dated March 4, 1993, with respect to the consolidated financial statements and schedules of Chiquita Brands International, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1992, filed with the Securities and Exchange Commission.


Cincinnati, Ohio                                   /s/ Ernst & Young
January 21, 1994